EXHIBIT 10.4

AIRCRAFT LEASE
Between
Ventures Acquisition Company, LLC
3850 Three Mile Lane, McMinnville OR 97128
And
Evergreen International Airlines, Inc.,
3850 Three Mile Lane, McMinnville OR 97128

LESSEE:	Evergreen International Airlines, Inc.
LESSOR:	Ventures Acquisition Company, LLC

Term of Lease:	36 months
Effective Date:	7/11/05
Rentals Payable:	11th day of each month
Number of Rental Payments:	36
Aircraft Type & S/N:	Boeing 747-230SF msn 23287
Engine Type & ESN:	GE CF6-50E2 esn 517342, 517963, 455222, 517642
Aircraft Registration Number:	N488EV
Operations:	Worldwide

Terms and Conditions of Lease

1.     Lease: Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the aircraft described above with all replacement parts, repairs, additions and accessories incorporated therein and/or affixed thereto, all referred to herein as "the Aircraft". Each of Lessor and Lessee expressly acknowledges and agrees that this lease is and shall be subject and subordinate to all the terms of the Loan Agreement dated as of July 11, 2005 (the "Loan Agreement") between Lessor, Evergreen Holdings, Inc., as Guarantor, and Landsbanki Íslands hf., as lender (the "Lender"), and the Mortgage and Security Agreement executed in connection therewith, in each case as in effect from time to time, and Lender's right to repossess the Aircraft and void this lease upon such repossession. In addition to Lessee's agreements hereunder with respect to insurance, maintenance, operation, and possession of the Aircraft, Lessee agrees to comply with Sections 7.07, 7.10, 7.11, 8.03, 8.04, 8.05 and 8.06 of the Loan Agreement (as in effect from time to time) as if each of such provisions were set forth herein in their entirety as obligations of the Lessee. Lessee acknowledges that it has received a copy of, and is familiar with the terms of, the Loan Agreement and the Mortgage and Security Agreement.

2.     Term: This lease is for the original period of time shown above beginning on July 11, 2005 and terminating on July 10, 2008. This Lease shall automatically continue in effect on the terms and conditions set forth herein month to month unless either party is provided with Ten (10) days notice to terminate.

3.     Rentals: Lessee agrees to pay lease charges as set forth in Exhibit A. attached hereto and incorporated herein as though fully set forth.

4.     No Warranties by Lessor and Compliance with Laws: Lessee acknowledges that Lessor is not the manufacturer of the Aircraft, nor manufacturer's agent, and that Lessor MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, DESIGN OR CONDITION, THE MERCHANTABILITY OF THE AIRCRAFT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, QUALITY OR CAPACITY OF THE MATERIALS IN THE AIRCRAFT OR WORKMANSHIP IN THE AIRCRAFT. No oral agreement, guarantee, promise, condition, representation or warranty nor any oral modification hereof shall be binding. All prior conversations, agreements, or representations related to this lease or to the Aircraft are integrated herein. Lessee shall, at its own expense and cost: (a) pay all charges and expenses in connection with the operation of the Aircraft; (b) comply with all laws, ordinances, regulations, requirements and rules with respect to the use, maintenance, and operation of the Aircraft,

5.     MAINTENANCE: At LESSEE'S sole expense, LESSEE shall take good care of the Aircraft, maintain a valid and current FAA standard airworthiness certification for the Aircraft, follow the manufacturer's useful life, comply with all mandatory laws and regulations relating to the use, operation and maintenance of the Aircraft, keep the Aircraft in good repair, condition and working order, reasonable wear and tear excepted, and maintain all mandatory logs, records, documents, manuals and other materials required by the FAA to be maintained with respect to the Aircraft, All service, maintenance, modification repair and overhaul of the Aircraft shall be performed only by FAA certified mechanics, repairmen or repair stations, or certificated operators and shall be accomplished in accordance with all mandatory FAA requirements, including, maintenance, modification, repair and overhaul manuals, and manufacturer service bulletins, and all mandatory FAA regulations, directives, instructions and service bulletins.

6.     Destruction of the Aircraft: If the Aircraft is totally destroyed, the liability of the Lessee to pay rent therefore shall be discontinued upon Lessor's receipt of the insured value of the Aircraft and the net amount of the recovery, if any, from insurance or otherwise for such loss or damage shall belong to Lessor.

7.     Payment of Taxes by Lessee: During the term of this lease, Lessee shall, in addition to the rent provided herein to be paid, promptly pay all taxes, assessments, and other governmental charges levied or assessed upon the interest of the Lessee in the Aircraft or upon the use or operation thereof or on the earnings arising there from, and as additional rent shall promptly pay or reimburse the Lessor for all taxes (other than sales taxes paid by Lessor with respect to its purchase of the Aircraft, if required) levied or assessed against and paid by the Lessor on account of its ownership of the Aircraft or any part thereof, or the use or operation thereof or the leasing thereof to the Lessee, or the rent herein provided or on the earnings arising there from.

8.     Ownership of Aircraft & Operational Control: The Aircraft at all times shall remain the property of Lessor. Lessee shall be in command of the Aircraft and its operations and shall have lull authority with respect to all matters involving the Aircraft.

9.     Possession, Use, and Location of the Aircraft: So long as Lessee shall not be in default under this lease, Lessee may possess and use the Aircraft in accordance with this lease. The Aircraft shall be used only in the lawful business of Lessee. Lessee shall not, without Lessor's prior consent, part with possession or control of the Aircraft or sell, pledge, mortgage, or otherwise encumber the Aircraft or any part thereof, or assign or encumber any interest under this lease.

10.     Performance of Obligations of Lessee by Lessor: If Lessee shall fail duly and promptly to perform any of Lessee's obligations under the provisions of Article 5 of this lease, Lessor may, at its option, at any time thereafter perform the same for the account of Lessee without thereby waiving the default, and any expense or liability incurred by Lessor by so doing, together with interest at one percent (1%) per month or the highest lawful rate, whichever is less, until paid by Lessee to Lessor, shall be payable by Lessee upon demand as additional rent for the Aircraft.

11.     Inspection: Subject to any applicable laws, regulations and rules, Lessor shall have the right from time to time during reasonable business hours to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence, condition and the proper maintenance of the Aircraft.

12.     Indemnity: Lessee shall indemnify Lessor and save Lessor harmless from any and all liability, loss, damage, expense, causes of action, suits, claims, or judgments arising from injury to persons or property resulting from or based upon the actual or alleged use, operation, delivery or any transportation of the Aircraft or its location or conditions; and shall at Lessee's own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others, upon any such liability or claim or claims. Lessee shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand.

13.     Assignment/Sublease: Without the prior written consent of Lessor, Lessee shall not assign this lease or its interests hereunder or enter into any sublease with respect to the Aircraft covered hereby.

14.     Default: This lease shall be breached if: (a) Lessee shall default on the payment of any rent hereunder and such default shall continue for three (3) days, and (b) if Lessee defaults in the performance of any covenant herein.

15.     Notices: All notices shall be provided 10 days in advance of required action and must be in writing.

16.     Severability: If any provision of this lease or any remedy herein provided for in this lease is invalid under any applicable law, such provision shall be inapplicable and deemed omitted but the remaining provisions hereof, including the remaining remedies, shall be given effect in accordance with the intent.

17.     Entire Agreement: This instrument constitutes the entire agreement between the parties. No modifications hereto shall be valid or binding unless in writing, signed by both parties, and attached hereto.

18.     Governing Law: This lease shall be governed by and construed in accordance with the laws of the State of Oregon.

19.     Counterparts: This lease may be executed in any number of counterparts, each of which, when executed and delivered, shall constitute an original and all of which shall collectively and separately constitute one and the same agreement.

LESSEE ACKNOWLEDGES RECEIPT OF A SIGNED, TRUE AND EXACT COPY OF THIS AGREEMENT.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Lessor and Lessee have executed this Aircraft Lease by their duly authorized officers or principals.

EVERGREEN INTERNATIONAL AIRLINES, INC.,

By:	/s/ Timothy G. Wahlberg
Timothy G. Wahlberg, President
Lessee

Aircraft Lease (N488EV)

VENTURES ACQUISITION COMPANY, LLC

By:	/s/ Delford M. Smith
Delford M. Smith, Sole Member
Lessor

Aircraft Lease (N488EV)

EXHIBIT A

AIRCRAFT LEASE
Between
Ventures Acquisition Company, LLC
3850 Three Mile Lane, McMinnville OR 97128
And
Evergreen International Airlines, Inc.
3850 Three Mile Lane, McMinnville OR 97128

MONTHLY RENTAL (N488EV)

Lessee shall pay to Lessor in advance a monthly rental of Three Hundred Forty-Five Thousand United States Dollars per month, (US $345,000.00) for the aircraft.

In addition to the monthly rental charge referenced above, Lessee will be responsible for and will be invoiced for all (a) reasonable out-of-pocket transaction costs incurred by Lessor in connection with the financing of the Aircraft and this Lease, and (b) out-of-pocket costs and expenses incurred by Lessor as a result of Lessee's maintenance and operation of the Aircraft, in each case during the term of this Lease. All costs invoiced shall be due and payable with in 30 days of invoice date.